                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): December 1, 2000



                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)


             CAYMAN ISLANDS                            333-75899                                  N/A
     (State or other jurisdiction of                  (Commission                          (I.R.S. Employer
     incorporation or organization)                  File Number)                         Identification No.)




                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500

ITEM 5.       OTHER EVENTS.

         On December 1, 2000, Transocean Sedco Forex Inc., a company incorporated under the laws of the Cayman Islands (the "Company"), held a conference call during which it provided a mid- fourth quarter 2000 review. In advance of the call, the Company issued a press release that, among other things, announced (i) that the Company expected to report earnings per share for the three months ended December 31, 2000 that were below current analyst expectations and that the Company's current expectations were $0.10 to $0.15 per diluted share, before the effect from non- recurring events, (ii) a settlement of an arbitration proceeding and a related non-recurring charge, (iii) a number of new contract signings and (iv) further delays in the Company's four newbuild projects. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         On the conference call, the Company discussed its earnings outlook for 2001. The Company believes that the previous analyst consensus estimate of $2.00 per share for 2001 earnings (on a stand-alone basis without giving effect to the proposed R&B Falcon Corporation merger) is aggressive. Also, in a discussion of 2001 costs during the call, the Company noted that it expects costs will be higher in the first half of 2001 than the second half due to among other things planned projects, upgrades, surveys and costs associated with the startup of newbuilds.

         The Company clarified that it was announcing firm contract signings with aggregate expected revenues of approximately $135 million and that it had signed letters of intent (which were expected to become firm contracts) with aggregate expected revenues of approximately $84 million.

         The Company noted in the call that operating and maintenance expense in the fourth quarter 2000 could be in the range of $12 million to $15 million higher than the approximately $192 million experienced in the third quarter 2000.

         The Company noted that it expected depreciation for the fourth quarter 2000 to be in the order of approximately $66 million while, for the first quarter of 2001, depreciation expense is expected to be closer to the $72-$73 million range, depending upon, among other things, the timing of the delivery of the Company's newbuilds. The Company noted that once all of its newbuilds were delivered in 2001, expected depreciation expense would be closer to $77 million per quarter depending upon the timing of capital expenditures, among other things.

         The Company expects corporate general and administrative expense levels for the fourth quarter 2000 to be higher than the third quarter 2000, due in part to the effect of the previously announced employment arrangements with certain of the Company's executives. Additionally, the

Company expects fourth quarter gross interest expense similar to or slightly less than that of the third quarter. The Company expects fourth quarter capitalized interest to decrease slightly from third quarter levels.

         The statements described above and made in the press release that are not historical facts are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements to the effect that the Company or management "anticipates," believes," "budgets," "estimates," "expects," "forecasts," "intends," "plans," "predicts," or "projects" a particular result or course of events, or that such result or course of events "could," "might," "may" or "should" occur, and similar expressions, are also intended to identify forward-looking statements. Forward-looking statements described above and made in the press release include, but are not limited to, statements involving expected earnings and other financial results for the fourth quarter of 2000, for 2001 and for other periods, future market conditions, the timing and cost of completion of capital projects, timing and delivery of drilling units, potential revenues, increased expenses, customer drilling programs and the Company's other expectations with regarding to market outlook. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, demand for offshore rigs, competition and market conditions in the contract drilling industry, the Company's ability to successfully integrate the operations of acquired businesses, costs, delays and other difficulties related to the proposed merger with R&B Falcon Corporation (including the satisfaction of closing conditions), delays or cost overruns on construction projects and possible cancellation of drilling contracts as a result of delays or performance, work stoppages by shipyard workers where the Company's newbuilds are being constructed, the Company's ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in the Company's 1999 Form 10-K, Proxy Statement/Prospectus dated October 30, 2000 and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

(c).            Exhibits.

                The following exhibit is filed herewith:


Exhibit Number       Description of Exhibits

    99.1             Press Release dated December 1, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          TRANSOCEAN SEDCO FOREX INC.



Date:  December 1, 2000                   By: /s/ ROBERT L. LONG
                                             ----------------------------------
                                             Robert L. Long
                                             Executive Vice President and Chief
                                             Financial Officer

                                  EXHIBIT INDEX



  Exhibit Number          Description
  --------------          -----------

      99.1                Press Release dated December 1, 2000